Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Fushi Copperweld, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2010

/s/ Li Fu
Li Fu Co-Chief Executive Officer (principal executive officer)

/s/ Joseph J. Longever
Joseph J. Longever Co-Chief Executive Officer (principal executive officer)

/s/ Wenbing Christopher Wang
Wenbing Christopher Wang President and Interim Chief Financial Officer (principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to Fushi Copperweld, Inc. and will be retained by Fushi Copperweld, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.